Exhibit 99.1
Press Release
Noble Corporation Closes Acquisition of Frontier Drilling
ZUG, Switzerland, July 28, 2010 /PRNewswire via COMTEX/ —
Noble Corporation (NYSE: NE) today announced that it has closed its acquisition of FDR Holdings Limited (“Frontier”). The acquisition of Frontier, formerly an independent drilling company, and previously announced agreements with Shell increase Noble’s drilling fleet size to 69 from 62 units, with the addition of three dynamically positioned drillships (including two Bully-class joint venture-owned ultra-deepwater rigs under construction), two conventionally moored drillships, including one which is Arctic-class, and a conventionally moored deepwater semisubmersible drilling rig. Additionally, as a result of this acquisition, Noble will own and operate a dynamically positioned floating production, storage, offloading vessel (FPSO).
The closing comes one month after Noble’s June 28, 2010 announcement that it had entered into an agreement to acquire Frontier in a transaction that values the enterprise at $2.16 billion. The transaction was financed with proceeds from the Company’s $1.25 billion bond offering on July 21, 2010 and cash on hand. The Company did not utilize a bridge financing facility that had been previously arranged.
“With the addition of Frontier’s units and personnel to the Noble fleet and in conjunction with our separate agreements with Shell, we have strengthened our capabilities and broadened our global footprint, doubled our backlog, and positioned the Company to deliver even greater value both to our shareholders and our customers,” said David W. Williams, Chairman, President and Chief Executive Officer of Noble. “We are implementing a plan designed to rapidly integrate these units and their personnel into the Noble framework, with particular focus on our strong safety culture, something we see as a fundamental element of our success on every rig we operate.”
About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 69 offshore drilling units (including five drilling rigs currently under construction or to be constructed), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble also owns and operates a dynamically positioned floating production, storage, offloading vessel. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com/.
Statements regarding the Frontier transaction, including the integration, contract backlog, fleet, and benefits, our operating capabilities, backlog, customer and shareholder value, safety culture and uses of financing, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by regulatory authorities or other third parties, costs and difficulties related to the integration of acquired businesses, delays, costs and difficulties related to the transactions and the construction of newbuild rigs, market conditions, the combined companies’ financial results and performance, consummation, availability and terms of any financing, satisfaction of closing conditions, ability to repay debt and timing thereof, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
SOURCE Noble Corporation